EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

HERRING BANK

(Exact name of Trustee as specified in its charter)

75-0330569

(I.R.S.  Employer Identification Number)

1608 S. Polk St. Amarillo, Texas	79102
(Address of Principal Executive Offices)	(Zip Code)

Catana Gray

Herring Bank

1608 S. Polk St.

Amarillo, Texas 79102

(806) 378-1810

(Name, address and telephone number of agent for service)

AMERICAN CHURCH MORTGAGE COMPANY

(Issuer with respect to the Securities)

Minnesota	41-1793975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10237 Yellow Circle Drive Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

$10,000,000 – Series D Secured Investor Certificates

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)             Name and address of each examining or supervising authority to which it is subject.

Federal Deposit Insurance Corporation Washington, D.C.

Texas State Banking Department, Austin, TX

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.                                  Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                                      A copy of the Articles of Association of the Trustee.

2.                                      A copy of the certificate of authority of the Trustee to commence business.

3.                                      A copy of the certificate of authority of the Trustee to exercise corporate trust powers. (See Exhibit 2)

4.                                      A copy of the existing bylaws of the Trustee.

5.                                      A copy of each Indenture referred to in Item 4.  Not applicable.

6.                                      The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                                      Annual Disclosure Statement of the Trustee as of December 31, 2013, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, HERRING BANK, a state banking institution organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Amarillo, State of Texas on the 9th day of July, 2014.

HERRING BANK

/s/ Catana Gray
Catana Gray
Vice President

[Signature Page to Form T-1]

Exhibit 1

Articles of Association

[See attached]

ARTICLES OF ASSOCIATION

OF

HERRING BANK

ARTICLE I

Name

The name of the Bank shall be Herring Bank.

* * * * *

ARTICLE II

Home Office

The street address of the Bank’s home office shall be:

2201 Civic Circle, Amarillo, Potter County, Texas 79109.

* * * * *

ARTICLE III

Powers

The powers of the Bank are all powers granted by law to a state bank.

* * * * *

ARTICLE IV

Capital Stock and Preemptive Rights

The aggregate number of shares which the Bank is authorized to issue is Forty Thousand (40,000) shares of common stock, par value $20.00 per share.

No shareholder of this Bank shall, by reason of his holding shares of any class of stock of this Bank, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this Bank, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this

Bank or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class of such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class

* * * * *

ARTICLE V

Cumulative Voting

The right to cumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

* * * * *

ARTICLE VI

Duration

The Bank shall exist and be in force perpetually.

* * * * *

ARTICLE VII

Board of Directors

(a)         The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) persons, the exact number to be fixed and determined from time to time by a resolution of a majority of the shareholders at any annual or special meeting thereof or by a majority of the full Board of Directors, when authorized by resolution adopted at any regular meeting of shareholders or at any special meeting of shareholders called for that purpose, provided that the total number of directors shall not exceed the number prescribed herein or by law. A majority of such persons shall be bona fide resident citizens of the State of Texas.

(b)         Any vacancy in the Board of Directors may be filled by action of the majority of the remaining directors between meetings of shareholders, and any director so appointed shall hold his office until the next election.

(c)          The names and addresses of the seven (7) directors and one (1) advisory director constituting the current Board of Directors are as follows:

NAMES	ADDRESSES

C. C. Burgess	P.O. Box 9900
Amarillo, Texas 79105

Campbell Burgess	2201 Civic Circle, Suite 210
Amarillo, Texas 79109

Mrs. Jane Slemp Burgess	P.O. Box 9900
Amarillo, Texas 79105

Dr. Susan Couch	3917 Texas St.
Vernon, Texas 76384

Curtis D. Johnson	2230 Hilltop
Vernon, Texas 76384

Jim Pennington	2020 Stephens
Vernon, Texas 76384

Terry Spears	2530 Tolar
Vernon, Texas 76384

Dr. Charles E. Deyhle, Sr.,	Box 946
Advisory Director	Clarendon, Texas 79226

* * * * *

ARTICLE VIII

Limitation of Liability

To the fullest extent not prohibited by law, no director of the Bank shall be personally liable to the Bank or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article does not eliminate or limit the liability of a director for:

(1)              a breach of a director’s duty of loyalty to the Bank or its shareholders,

(2)              an act or omission not in good faith that constitutes a breach of duty of a director to the Bank or an act or omission that involves gross negligence or willful or intentional misconduct or a knowing violation of the law,

(3)              a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or

(4)              an act or omission for which the liability of a director is expressly provided by an applicable statute, or

(5)              an act related to an unlawful stock repurchase or payment of a dividend.

If applicable law or regulations are amended after approval by the Bank’s shareholders of this ARTICLE VIII to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the Bank shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this ARTICLE VIII by the shareholders shall adversely affect any right or protection of a director or officer of the Bank existing by virtue of this ARTICLE VIII at the time of such repeal or modification.

* * * * *

ARTICLE IX

Indemnification

(a)         Notwithstanding anything contained in this ARTICLE IX to the contrary, the Bank shall indemnify a director or officer against reasonable expenses incurred by him in connection with a Proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the Proceeding. The indemnification of directors and officers by the Bank herein provided shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior to the amendment).

(b)         For purposes of this ARTICLE IX, the term “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding.

(c)          The expenses of a director or officer incurred as a party to any Proceeding shall be paid by the Bank as they are incurred and in advance of the final disposition of the Proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the Bank of both a written affirmation from the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable laws and regulations and an unlimited, general undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that the director or officer has not met those standards or if it is ultimately determined that indemnification of the director or officer in connection with such Proceeding is prohibited by this ARTICLE IX or under applicable law or regulation.

(d)         Any director or officer may enforce his rights to indemnification or advance payments for expenses in a suit brought against the Bank if his request for indemnification or advance payments for expenses is wholly or partially refused by the Bank or if there is no determination with respect to such request within 60 days from receipt by the Bank of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he shall also be indemnified by the Bank for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this ARTICLE IX when the required affirmation and undertaking have been received by the Bank) that the claimant has not met the standard of conduct under applicable laws and regulations. Neither the failure of the Bank nor independent legal counsel to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Bank or by independent legal counsel that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (d) or by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (d) or otherwise, shall be on the Bank.

(e)          The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of a Proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Association, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with applicable laws and regulations, as they may be limited by these Articles of Association. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, next of kin, executors, administrators and legal representatives.

(f)           The Bank may purchase and maintain insurance or other arrangement at its expense to protect itself, or any person who is or was a director, officer, employee, or agent of the Bank or any person who is or was serving at the request of the Bank as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Bank would have the power to indemnify him against that liability under this ARTICLE IX. Without limiting the power of the Bank to procure or maintain any kind of insurance or other arrangement, the Bank may, for the benefit of persons indemnified by the Bank, (i) create a trust fund, (ii) establish any form of self-insurance, or (iii) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Bank or with any insurer or other person deemed appropriate by the Board of Directors of the Bank regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the Bank.

(g)          The Bank shall not be obligated to reimburse the amount of any settlement unless it has agreed in writing to such settlement. If any person shall unreasonably fail to enter into a settlement of any Proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the Bank, then notwithstanding any other provision of this ARTICLE IX, the indemnification obligation of the Bank in connection with such Proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(h)         The Bank may, but need not, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Bank or to any director, officer, employee or agent of any of the Bank’s subsidiaries to the fullest extent of the provisions of the Texas Business Corporation Act, the Texas Finance Code and of this ARTICLE IX subject to the imposition of such conditions or limitations as the Board of Directors may deem necessary or appropriate.

(i)             The provisions of this ARTICLE IX are valid only to the extent that they are consistent with, and are limited by, applicable laws and regulations, including, but not limited to 12 U.S.C. 1828(k) and regulations promulgated thereunder from time to time by applicable federal banking agencies. The invalidity of any provision of this ARTICLE IX will not affect the validity of the remaining provisions of ARTICLE IX.

* * * * *

ARTICLE X

Consent in Lieu of Meeting of Shareholders

Any action required by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or the Texas Finance Code to be taken at any annual or special meeting of shareholders of the Bank, and/or any action which may be taken at any annual or special meeting of shareholders of the Bank, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such action shall be taken in accordance with the provisions of Article 9.10A of the Texas Business Corporation Act, as amended.

* * * * *

ARTICLE XI

Conversion

The Bank is being organized pursuant to a plan of conversion of The Herring National Bank, 1900 Pease, Vernon, Texas, which was established on January 1, 1899 as a national banking association under the laws of the United States of America.

[signature page follows]

IN WITNESS WHEREOF, the initial Directors of the Bank have executed these

Articles of Association this 20th day of April, 2005.

/s/ C. C. Burgess	/s/ Campbell Burgess
C. C. Burgess	Campbell Burgess

/s/ Jane Slemp Burgess	/s/ Susan Couch
Mrs. Jane Slemp Burgess	Dr. Susan Couch

/s/ Curtis D. Johnson	/s/ Jim Pennington
Curtis D. Johnson	Jim Pennington

/s/ Terry Spears	/s/ Charles E. Deyhle, Sr.
Terry Spears	Dr. Charles E. Deyhle, Sr.,
Advisory Director

Exhibit 2

Certificate of Authority

STATE OF TEXAS

DEPARTMENT OF BANKING

CERTIFICATE OF AUTHORITY

3157-02

Charter number

This is to certify that

Herring Bank

Effective May 2, 2005

is duly authorized under the laws of the State of Texas to conduct the business of banking at

2201 Civic Circle

Amarillo, Potter County, Texas

In witness whereof I have hereunto set my hand at the City of Austin, Travis County, in the State of Texas.

Randall S. James, Banking Commissioner of Texas

Centennial
1905-2005

Exhibit 4

Bylaws

[See attached]

BYLAWS

OF

HERRING BANK

AMARILLO, TEXAS

ARTICLE I

OTHER PROVISIONS

1.01                        Principal Office. The principal office of the bank shall be located in Amarillo, Potter County, Texas.

1.02                        Other Offices.  The bank may, subject to compliance with all applicable banking laws and regulations, have offices at such other places as the board of directors may from time to time determine or as the affairs of the bank may require.

ARTICLE II

SHAREHOLDERS

2.01                        Place of Meeting.  All meetings of the sole shareholder for any purpose shall be held at the banking house of the bank or at such place, either within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02                        Annual Meetings. Unless a different date is selected by the board of directors, the annual meeting of the sole shareholder shall be held on the fourth Tuesday of February and at the time selected by the board of directors and specified in the notice of the meeting.  At each such annual meeting, the sole shareholder shall elect a board of directors and transact such other business as may be properly brought before the meeting.

2.03                        Special Meetings.  Special meetings of the sole shareholder may be called for any purpose at any time by the president, the board of directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

2.04                        Notice of Meetings.  Written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the president, the secretary or officer of person calling the meeting, to the sole shareholder of record entitled to vote at such meeting. Only business within the purpose or purposes described in the notice required herein may be conducted at a special meeting of the sole shareholder. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the sole shareholder at the shareholder’s address as it appears on the stock transfer books of the bank.

2.05                        Quorum.  The presence in person or by proxy of the sole shareholder shall be requisite and shall constitute a quorum for the transaction of business at all meetings of the sole shareholder, except as otherwise provided by statute, the articles of association, or these bylaws.

2.06                        Shareholder Action.  When a quorum is present at any meeting, the vote of the sole shareholder shall decide any question brought before such meeting.

2.07                        Voting and Proxies.  Cumulative voting in the election of directors shall not be permitted.  Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the sole shareholder. The sole shareholder may vote either in person or by proxy executed in writing by the sole shareholder or by his duly authorized attorney-in-fact, but no proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest (which includes the appointment as proxy of a pledgee; a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; a creditor of the bank who extended it credit under terms requiring the appointment; an employee of the bank whose employment contract requires the appointment; and a party to a voting agreement validly created under the laws of the State of Texas).  Each proxy shall be filed with the secretary of the bank prior to or at the time of the meeting.

2.08                        Action by Written Consent.  Any action required or permitted by statute to be taken at a meeting of the sole shareholder may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the sole shareholder and such consent shall have the same force and effect as a unanimous vote. Any such signed consent, or a copy thereof, shall be placed in the minute book of the bank.

ARTICLE III

DIRECTORS

3.01                        Powers of Directors.  The business and affairs of the bank shall be managed by its board of directors, which may exercise all powers of the bank and do all lawful acts and things as are not by statute, the articles of association, or these bylaws, directed or required to be exercised or done by the sole shareholder.

3.02                        Number and Qualifications.  The number of directors which shall constitute the board of directors is seven (7), the majority of whom shall be residents of the State of Texas. Directors need not be shareholders of the bank. The number of directors may be increased (to not more than 25) or decreased (but not below 5) from time to time by resolution adopted at any regular meeting of the sole shareholder or at any special meeting called for the purpose of electing directors, (or by the board of directors if authorized to do so by resolution of the sole shareholder at a regular or special meeting), which resolution shall be spread on the minutes of the meeting.  Prior to taking office, each director shall take oath that he/she accepts the position as director; that he will not violate, nor knowingly permit any officer, director, or employee of the bank to violate the laws of the State of Texas in the conduct of the business of the bank; and that he/she will diligently perform his duties as director.  Such affidavit shall be sworn and subscribed to before a notary public and spread upon the minutes of the directors’ meeting.  Without the prior written consent of the Texas Banking Commissioner, no person shall be nominated to serve as a director or shall serve as a director if (i) the bank holds a judgment against such person; (ii) the bank holds a charged-off note on which such person is liable; or (iii) such person has been convicted of a felony. Each director elected shall serve until his successor shall have been elected and qualified.

3.03                        Filling of Vacancies.  A vacancy occurring in the board of directors by reason of death, resignation, or removal may be filled by election at an annual or special meeting of the sole shareholder called for that purpose or by an affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the sole shareholder called for that purpose; provided that, if authorized by a resolution of the sole shareholder, the board of directors, without action by the sole shareholder, may fill up to two such directorships during any one year.

3.04                        Resignation of Directors.  Any director may resign from his office at any time by delivering his written resignation to the secretary of the bank, and such resignation shall be effective immediately upon delivery to the secretary.

3.05                        Removal of Directors.  Any director may be removed with or without cause at any special meeting of the sole shareholder, by the affirmative vote of a majority of the number of shares represented in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.06                        Place of Meetings.  Regular or special meetings of the board of directors may be held either within or outside of the State of Texas.

3.07                        First Meetings.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the sole shareholder at the annual meeting and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of duly qualified directors shall be present. If the sole shareholder fails to fix the time and place of such first meeting, it shall be held without notice immediately following, and at the same place as the annual meeting of the sole shareholder; provided, however, that if at least a majority (but not less than 5) of the newly elected directors are not present and qualified, such initial meeting shall be adjourned by those directors who are present and have qualified until the necessary majority of directors have been qualified and can be convened at a meeting to be called by the president. Until such initial meeting of the newly elected directors is held, the prior board of directors shall continue in office.

3.08                        Regular Meetings.  Regular meetings of the board of directors may be held without notice the fourth Tuesday of each month or at such time and place as shall from time to time be determined by resolutions of the board of directors.

3.09                        Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of three (3) directors. Notice of any special meeting of the board of directors shall be given to each director at least two (2) days before the date of the meeting.

3.10                        Quorum of Directors.  At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11                        Other Committees.  The board of directors, by resolution passed by a majority of the entire board of directors, may from time to time designate members of the board of directors to constitute committees of the board of directors, including an executive loan committee, an executive committee and an audit committee, which shall in each case consist of such number of directors, not less than two (2), and shall have and may exercise such powers as the board of directors may determine and specify in the respective resolutions appointing them.  A majority of all the members of any such committee may determine its action and fix the time and place of any meeting, unless the board of directors shall otherwise direct.  The board of directors shall have power at any time to change the number and the members (with or without cause) of any such committee, to fill vacancies and to discharge any such committee.

3.12                        Action by Unanimous Written Consent.  Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the board of directors or such committee, as the case may be.

3.13                        Compensation of Directors.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attending each meeting of the board of directors and may be paid a fixed sum for attending each meeting of the board of directors or a stated salary for serving as a director.  No such payment shall preclude any director from serving the bank in any other capacity and receiving compensation therefor.  Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.14                        Minutes of Meetings.  The board of directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the bank.  Committees of the board of directors shall maintain a separate record of the minutes of their proceedings, which shall also be placed in the corporate minute book.

ARTICLE IV

NOTICES AND TELEPHONE MEETINGS

4.01                        Method of Giving Notice.  To the extent permitted by applicable law, notice to be given by the bank to any director, officer or other person (other than the sole shareholder) entitled to it shall be sufficiently given if delivered personally, or sent by first class mail, courier, telecopy, facsimile, or is otherwise communicated by electronic means capable of producing a copy that is accessible to the addressee at the latest address of the addressee as recorded in the records of the bank.  Notice by first class mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice given in any other manner shall be effective upon receipt by the addressee.

4.02                        Waiver of Notice.  Any notice required to be given under these bylaws or by law may be subject to a waiver thereof in writing signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner.  Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the bank.  Attendance of such persons at any meeting shall constitute a waiver of notice of such meetings, except where the persons attend for the express purpose of objecting that the meeting is not lawfully convened.

4.03                        Telephone Meetings.  Subject to the requirements of the Texas Business Corporation Act, as amended, or these bylaws for notice of meetings, the sole shareholder, members of the board or directors, or members of any committee designated by such board of directors may participate in and hold a meeting of the sole shareholder, board of directors, or committee by means of a conference telephone, electronic or other communications facility (including by video conference) by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 4.03 shall constitute  presence in person at such meeting,  except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

5.01                        Qualifications. The officers of the bank need not be shareholders of the bank or residents of the State of Texas. The board of directors shall, on an annual basis, elect a chairman of the board, president (who shall also be a member of the board of directors), vice president (one or more), secretary, and cashier; and designate the chairman of the board or the president to serve as the chief executive officer of the bank.  Such other officers and assistant officers as the board of directors may deem desirable shall be appointed and removed in such other manner as may be prescribed by the board.  Any two (2) or more offices may be held by the same person.

5.02                        Compensation of Officers.  The salaries of all officers of the bank shall be fixed by the board of directors.  The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable.  No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the bank.

5.03                        Term and Vacancies. The officers of the bank shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the bank by death, resignation, removal, or otherwise, may be filled by the board of directors.

5.04                        Removal of Officers. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or employee shall not of itself create contract rights.  Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

5.05                        Resignation of Officers.  Any officer may resign at any time by giving written notice to the board of directors, or to the president, or the secretary of the bank. Any such resignation shall take effect at the date of the receipt of such notice or at any later specified time; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

5.06                        General Authority of Officers.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the bank, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the bank by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

5.07                        Duties of the Chairman of the Board. The chairman of the board shall be elected by the board of directors and shall be deemed an executive officer of the bank.  The chairman of the board shall call and preside at meetings of the board of directors and its committees and meetings of the sole shareholder.  The chairman of the board shall have general oversight authority over the bank and shall possess and exercise such other authority and powers and shall perform such other duties as may be determined by these bylaws or the board of directors. Except as otherwise provided by resolution of the board of directors, the chairman of the board shall be the ex-officio chairman of all committees of the board. The chairman of the board may not be appointed for a period exceeding the period for which he has been elected as a director.

5.08                        Duties of the Vice Chairman of the Board.  The vice chairman of the board shall be elected by the board of directors and shall be deemed an executive officer of the bank.  The vice chairman of the board has concurrent authority to call meetings of the board of directors and its committees and meetings of the sole shareholder, and presides at such meetings in the absence of or as delegated by the chairman.  The vice chairman of the board shall have general oversight authority over the bank and shall possess and exercise such other authority and powers and shall perform such other duties as may be determined by these bylaws or the board of directors.  Except as otherwise provided by resolution of the board of directors, the vice chairman of the board shall be the ex-officio vice chairman of all committees of the board.  The vice chairman of the board may not be appointed for a period exceeding the period for which he has been elected as a director.

5.09                        Duties of Chief Executive Officer. The chief executive officer shall have, under the control of the board of directors and the chairman, general supervision and direction of the business and affairs of the bank.  The chief executive officer shall possess and exercise such authority and powers and perform such other duties as may be determined by these bylaws, the board of directors or the chairman of the board.  The board of directors shall designate either the chairman or the president of the bank to also be the chief executive officer of the bank. Unless the chairman shall also serve as the chief executive officer, the chief executive officer shall report to the chairman of the bank.

5.10                        Duties of President.  The president shall have the day to day active management and control of the business and affairs of the bank, and shall see that all orders and resolutions of the board of directors are carried into effect.  The president shall be the principal executive officer primarily responsible for the execution of board policies and operation of the bank as required by Section 33.106 of the Texas Finance Code and shall be an ex-officio member of all committees.  In the absence or disability of the chairman of the board, the president shall call and preside at all meetings of the sole shareholder and at all meetings of the board of directors and its committees. The president shall appoint, discharge and fix the compensation of agents and employees other than those appointed by the board of directors.  The president shall perform such other duties as may be prescribed from time to time by the board of directors.  In the absence of the chief executive officer of the bank, the president shall have the authority and power to take any and all action that may be taken by the chief executive officer under these bylaws or applicable laws or regulations.

5.11                        Duties of Vice Presidents.  The vice presidents, in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president.  They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

5.12                        Duties of Secretary.  The secretary shall attend all meetings of the board of directors and of the sole shareholder and record all business transacted at such meetings in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the sole shareholder and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president.  The secretary shall take and keep custody of the seal of the bank and, when authorized by the board of directors, shall affix the same to any instrument requiring it.

5.13                        Duties of Assistant Secretaries.  The assistant secretaries, in the order of their seniority unless otherwise determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president or secretary may from time to time delegate.

5.14                        Duties of Cashier.  The cashier shall have custody of the bank’s funds and securities, shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the bank, and shall deposit all funds and other valuable effects in the name and to the credit of the bank in such depositories as may be designated by the board of directors. The cashier shall disburse funds of the bank as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at the regular meetings thereof or whenever the board of directors may require, an account of all of the cashier’s transactions as cashier and of the financial condition of the bank. The cashier shall perform such other duties as usually performed by cashiers of banks and shall have such other duties and authority as the board of directors may from time to time prescribe or as the president may from time to time delegate. The cashier shall be the officer responsible for the maintenance and storage of all corporate books and records of the bank and for required attestation of signatures as required by Section 33.106 of the Texas Finance Code.

5.15                        Duties of Assistant Cashiers.  The assistant cashiers, in the order of their seniority unless otherwise determined by the board of directors shall, in the absence or disability of the cashier, perform the duties and have the authority and exercise the powers of the cashier.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president or cashier may from time to time delegate.

5.16                        Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged or delivered by such officer and officers or such agent or agents of the bank and in such manner as the board of directors may from time to time determine.

5.17                        Bonds of Officers and Employees.  All officers and employees of the bank, who are active in the discharge of their duties, or who draw salaries, and whose duties permit or require the handling of any of the funds of the bank, shall, before entering upon the discharge of their duties, give good and sufficient bonds in such sum or sums as may be determined by the board of directors, or as may be required by the Texas Banking Commissioner.  Such bonds shall be made by some surety company authorized to do business in the State of Texas and shall be kept in the custody of some person other than the officer or employee bonded.

ARTICLE VI

CERTIFICATES AND SHARE OWNERSHIP

6.01                        Form of Certificates.  Certificates shall be delivered representing all shares of stock in the bank to which the sole shareholder is entitled. Certificates for shares of stock of the bank shall be in such form as shall be required by law and as shall be approved by the board of directors.  Every certificate for shares issued by the bank must be signed (such signatures may be facsimiles) by the chairman, the president or a vice president and the secretary or an assistant secretary.  Such certificates shall bear a legend or legends in the form and containing the restrictions required to be stated thereon by the Texas Business Corporation Act, other provisions of law, the articles of association or these bylaws.  Certificates shall be consecutively numbered and shall be recorded in the books of the bank as they are issued.  Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the articles of association or these bylaws.

6.02                        Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate previously issued by the bank alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the loss or destruction.  In so doing, the board of directors may in its discretion and as a condition precedent to the issuance of a new certificate (a) require the owner of the lost or destroyed certificate or such owner’s legal representative, to advertise the same in such manner as it shall require and/or (b) to give the bank a bond (with a surety or sureties satisfactory to the bank) in such sum as it may direct, as indemnity against any claim, or expense resulting from any claim that may be made against the bank with respect to the certificate alleged to have been lost or destroyed.

6.03                        Transfer of Shares.  Shares of stock shall be transferable only on the books of the bank by the holder thereof in person or by such holder’s duly authorized attorney.  Upon surrender to the bank or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the bank or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.04                        Record Ownership Conclusive. The bank shall be entitled to treat the holder of record of any share or shares of stock in the bank as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law or by any stock purchase and redemption agreement to which the stock may be subject, if such agreement has been formally executed or accepted by the bank.

6.05                        Closing Transfer Books. The board of directors shall have the power to close the stock transfer books of the bank for a period not exceeding sixty (60) days preceding the date of any meeting of the sole shareholder or the date for payment of any distribution by the bank (other than a distribution involving a purchase or redemption by the bank of any of its own shares) or a share dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of the sole shareholder, or the date for the payment of any distribution by the bank (other than a distribution involving a purchase or redemption by the bank of any of its own shares) or a share dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the sole shareholder entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such distribution or share dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only the sole shareholder of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such distribution or share dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the bank after any such record date fixed as herein provided.

ARTICLE VII

OTHER PROVISIONS

7.01                        Distributions. The board of directors may authorize the bank, at any regular or special meeting of the directors, to make distributions and to declare share dividends subject to the provisions of the articles of association and the laws of the State of Texas. Such distribution may be in the form of cash or, in the case of share dividends, in shares of the bank. The authorization for distributions and share dividends shall be at the discretion of the board of directors.

7.02                        Reserves. Before payment of any distribution, the board of directors shall create and set aside funds and reserves as required by applicable law or as the directors from time to time and in their absolute discretion think proper to provide for contingencies or to equalize distributions or to repair or maintain any property of the bank, or for any other purpose they think beneficial to the bank.  Subject to the requirements of applicable law, the directors may modify or abolish any such reserve or fund in the manner in which it was created.

7.03                        Records.  The bank shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the sole shareholder and board of directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a shareholder roll, which shall give the name and address of and number of shares held by each shareholder.

7.04                        Fiscal Year.  The fiscal year of the bank shall, unless otherwise fixed by resolution of the board of directors, be the calendar year.

7.05                        Seal.  The bank’s seal shall be in such form as may be prescribed by the board of directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.  The seal need not be affixed to any document signed on behalf of the bank unless specifically required by resolution of the board of directors.

7.06                        Insurance.

A.   The bank may purchase and maintain  insurance or other arrangement on behalf of any person who is or was a director, officer, employee or agent of the bank or who is or was serving at the request of the bank as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic bank, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the bank would have the power to indemnify him against that liability under the articles of association or these bylaws.  If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the bank would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the bank. Without limiting the power of the bank to procure or maintain any kind of insurance or other arrangement, the bank may, for the benefit of persons indemnified by the bank:

(1)  create a trust fund;

(2)  establish any form of self-insurance; or

(3)  establish a letter of credit, guaranty, or surety arrangement.

The insurance or other arrangement may be procured, maintained, or established within the bank or with any other insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the bank.  In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identify of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

7.07                        Transactions Between the Bank and an Officer,  Director,  or Shareholder.  No contract or other transaction between the bank and any of its directors, officers or any bank or other organization in which any of them are directly or indirectly interested, shall be void or voidable solely by reason of the interest or relationship of such director or officer if:

(1)  the material facts of the relationship or interest of each such director, officer or security holder are known or disclosed:

(a)  to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(b)  to the sole  shareholder and it nevertheless authorizes or ratifies the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

(2)  the contract or transaction is fair to the bank as of the time it is authorized or ratified by the board of directors, or the sole shareholder.

ARTICLE VIII

AMENDMENT AND CONSTRUCTION

8.01                        Amendment.  The board of directors shall have the power to alter, amend, or repeal these bylaws or adopt new bylaws, subject to the right of the sole shareholder to rescind any board action with regard to the bylaws at a regular meeting of the sole shareholder or at a special meeting of the sole shareholder called for such purpose.

8.02                        Severability.  If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable, the remainder of these bylaws shall be considered valid.

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned,  HERRING BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 9th, 2014

HERRING BANK

	By:	/s/ Catana Gray
Catana Gray
Vice-President

[Consent Signature Page]

Exhibit 7

Herring Bank

Statement of Financial Condition

Annual Disclosure Statement

December 31, 2013

FFIEC 041

Herring Bank
Amarillo, TX 79109

I, the undersigned officer, attest to the correctness of this statement and declare that it has been examined by me and to the best of my knowledge and belief has been prepared in accordance with instructions issued by the appropriate Federal regulatory authority and is true and correct.

Signature	Date

This statement has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

Herring Bank	Tuesday, July 08, 2014

Consolidated Report of Income

December 31, 2013

Dollar Amounts in Thousands	Prior Year 2012	Current Year 2013
Interest income:
Interest and fee income on loans:
Loans secured by real estate:
Loans secured by 1-4 family residential properties	2,750	2,271
All other loans secured by real estate	10,661	11,238
Commercial and industrial loans	3,877	3,395
Loans to individuals for household, family, and other personal expenditures:
Credit cards	102	70
Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	1,770	1,418
Loans to foreign governments and official institutions	0	0
All other loans	1,432	1,212
Total interest and fee income on loans	20,592	19,604
Income from lease financing receivables	439	400
Interest income on balances due from depository institutions	232	194
Interest and dividend income on securities:
U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	990	886
Mortgage-backed securities	545	320
All other securities (includes securities Issued by states and political subdivisions in the U.S.),	78	77
Interest income from trading assets	0	0
Interest income on federal funds sold and securities purchased under agreements to resell	0	0
Other interest income	17	13
Total interest income	22,893	21,494
Interest expense:
Interest on deposits:
Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	207	204
Nontransaction accounts:
Savings deposits (includes MMDAs)	192	122
Time deposits of $100,000 or more	958	481
Time deposits of less than $100,000	812	408
Expense of federal funds purchased and securities sold under agreements to repurchase	0	0
Interest on trading liabilities and other borrowed money	211	5
Interest on subordinated notes and debentures	0	0
Total interest expense	2,380	1,220
Net interest income	20,513	20,274
Provision for loan and lease losses	72	220
Noninterest income:
Income from fiduciary activities	1,829	1,749
Service charges on deposit accounts	3,189	2,423
Trading revenue	0	0
Fees and commissions from securities brokerage	0	214
Investment banking, advisory, and underwriting fees and commissions	0	0
Fees and commissions from annuity sales	0	0
Underwriting income from insurance and reinsurance activities	0	0
Income from other insurance activities	2	0
Venture capital revenue	0	0

Consolidated Report of Income

December 31, 2013

Dollar Amounts in Thousands	Prior Year 2012	Current Year 2013
Noninterest income (continued):
Net servicing fees	0	0
Net securitization income	0	0
Net gains (losses) on sales of loans and leases	306	186
Net gains (losses) on sales of other real estate owned	(1,544)	(708)
Net gains (losses) on sales of other assets (excluding securities)	132	(46)
Other noninterest income	3,471	4,171
Total noninterest income	7,385	7,987
Realized gains (losses) on held-to-maturity securities	0	0
Realized gains (losses) on available-for-sale securities	1,388	3
Noninterest expense:
Salaries and employee benefits	11,092	11,083
Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	2,874	2,840
Goodwill impairment losses	0	0
Amortization expense and impairment losses for other intangible assets	8	11
Other noninterest expense	9,718	7,777
Total noninterest expense	23,692	21,711
Income (loss) before income taxes and extraordinary items and other adjustments	5,522	6,333
Applicable income taxes	0	0
Income (loss) before extraordinary items and other adjustments	5,522	6,333
Extraordinary Items and other adjustments, net of income taxes	0	0
Net income (loss) attributable to bank and noncontrolling (minority) interests	5,522	6,333
LESS: Net income (loss) attributable to noncontrolling (minority) interests	0	0
Net income (loss) attributable to bank	5,522	6,333

Consolidated Report of Income

December 31, 2013

Memoranda Dollar Amounts in Thousands	Prior Year 2012	Current Year 2013
Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes	6	0
The following item is to be completed by banks with $1 billion or more in total assets.
Income from the sale and servicing of mutual funds and annuities	NR	NR
Income on tax-exempt loans and leases to states and political subdivisions in the U.S	219	282
Income on tax-exempt securities issued by states and political subdivisions in the U.S	53	40

	Number	Number
Number of full-time equivalent employees at end of current period (round to the nearest whole number)	208	194

The following item is to be completed by:
• banks with $300 million or more in total assets, and
• banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans.
Interest and fee income on loans to finance agricultural production and other loans to farmers	833	639
Trading revenue (from cash instruments and derivative instruments)
(To be completed by banks that reported average trading assets of $2 million or more for any quarter of the preceding calendar year.):
Interest rate exposures	NR	NR
Foreign exchange exposures	NR	NR
Equity security and index exposures	NR	NR
Commodity and other exposures	NR	NR
Credit exposures	NR	NR
The following two items are to be completed by banks with $100 bilion or more in total assets that are required to complete the Trading revenue items above.
Impact on trading revenue of changes in the creditworthiness of the bank’s derivatives counterparties on the bank’s derivative assets (included in items above)	NR	NR
Impact on trading revenue of changes in the creditworthiness of the bank on the bank’s derivative liabilities (included in items above)	NR	NR
Net gains (losses) recognized in earnings on credit derivatives that economically hedge credit exposures held outside the trading account:
Net gains (losses) on credit derivatives held for trading	0	0
Net gains (losses) on credit derivatives held for purposes other than trading	0	0
To be completed by banks with $300 million or more in total assets:
Credit losses on derivatives	0	0

	YES / NO	YES / NO
Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?	YES	YES

Noncash income from negative amortization on closed-end loans secured by 1-4 family residential properties	NR	NR

The following four items are to be completed by banks that have elected to account for assets and liabilities under a fair value option.
Net gains (losses) recognized in earnings on assets and liabilities that are reported at fair value under a fair value option:
Net gains (losses) on assets	NR	NR
Estimated net gains (losses) on loans attributable to changes in instrument-specific credit risk	NR	NR
Net gains (losses) on liabilities	NR	NR
Estimated net gains (losses) on liabilities attributable to changes in instrument-specific credit risk	NR	NR
Other-than-temporary impairment losses on held-to-maturity and available-for-sale debt securities:
Total other-than-temporary impairment losses	0	0
Portion of losses recognized in other comprehensive income (before income taxes)	0	0
Net impairment losses recognized in earnings	0	0

Consolidated Report of Income
December 31, 2013

Dollar Amounts in Thousands	Prior Year 2012	Current Year 2013
Changes In Equity Capital
Total bank equity capital most recently reported for the December 31, 2012 Reports of Condition and Income (i e., after adjustments from amended Reports of Income)	56,675	56,700
Cumulative effect of changes in accounting principles and corrections of material accounting errors	0	0
Balance end of previous calendar year as restated	56,675	56,700
Net income (loss) attributable to bank	5,522	8,333
Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	0	0
Treasury stock transactions, net	0	0
Changes incident to business combinations, net	0	0
LESS: Cash dividends declared on preferred stock	0	0
LESS: Cash dividends declared on common stock	5,245	6,017
Other comprehensive income	(252)	227
Other transactions with stockholders (including a parent holding company)	0	(2,500)
Total bank equity capital end of current period	56,700	54,743

Changes in Allowance for Loan and Lease Losses
Balance most recently reported for the December 31, 2012. Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	4,703	4,132
Recoveries	270	489
LESS: Charge-offs	913	1,518
LESS: Write-downs arising from transfers of loans to a held-for-sale account	0	0
Provision for loan and lease losses	72	220
Adjustments	0	0
Balance end of current period	4,132	3,323

Memoranda
Allocated transfer risk reserve	0	0

The following two items are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card speciality banks as defined for Uniform Bank Performance Report purposes.

Separate valuation allowance for uncollectible retail credit card fees and finance charges	NR	NR
Amount of allowance for loan and lease losses attributable to retail credit card fees and finance charges	NR	NR
The following item is to completed by all banks.
Amount of allowance for post-acquisition losses on purchased impaired loans accounted for in accordance with FASB ASC 310-30 (former AICPA Statement of Position 03-3)	0	0

Consolidated Report of Condition
December 31, 2013

Dollar Amounts in Thousands	Prior Year 2012	Current Year 2013
Assets
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	31,449	21,470
Interest-bearing balances	57,722	57,391
Securities:
Held-to-maturity securities	0	0
Available-for-sale securities	94,069	97,955
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0	0
Securities purchased under agreements to resell	0	0
Loans and lease financing receivables:
Loans and leases held for sale	411	847
Loans and leases, net of unearned income	302,471	280,985
LESS: Allowance for loan and lease losses	4,132	3,323
Loans and leases, net of unearned income and allowance	298,339	277,662
Trading assets	0	0
Premises and fixed assets (including capitalized leases)	8,314	7,590
Other real estate owned	4,607	3,181
Investments in unconsolidated subsidiaries and associated companies	0	0
Direct and indirect investments in real estate ventures	0	0
Intangible assets:
Goodwill	128	116
Other intangible assets	0	0
Other assets	8,738	6,438
Total assets	503,777	472,650

Liabilities
Deposits:
In domestic offices	444,672	413,187
Noninterest-bearing	106,210	106,934
Interest-bearing	338,462	306,253
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0	0
Securities sold under agreements to repurchase	0	0
Trading liabilities	0	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	170	57
Subordinated notes and debentures	0	0
Other liabilities	2,235	4,662
Total liabilities	447,077	417,906

Equity Capital
Bank Equity Capital
Perpetual preferred stock and related surplus	0	0
Common stock	1,000	1,000
Surplus (excludes all surplus related to preferred stock)	42,500	40,000
Retained earnings	11,208	11,525
Accumulated other comprehensive income	1,992	2,219
Other equity capital components	0	0
Total bank equity capital	56,700	54,744
Noncontrolling (minority) interests in consolidated subsidiaries	0	0
Total equity capital	56,700	54,744
Total liabilities and equity capital	503,777	472,650

Consolidated Report of Condition
December 31, 2013

Past Due and Nonaccrual Loans, Leases, and Other Assets

	Prior Year - 2012		Current Year - 2013
Dollar Amounts in Thousands	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Loans secured by real estate:
Construction, land development, and other land loans:
1-4 family residential construction loans	0	0	0	0
Other construction loans and all land development and other land loans	0	1,665	0	597
Secured by farmland	0	0	0	0
Secured by 1-4 family residential properties:
Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	0	0	0	0
Closed-end loans secured by 1-4 family residential properties:
Secured by first liens	908	349	26	762
Secured by junior liens	0	0	0	57
Secured by multifamily (5 or more) residential properties	0	0	0	0
Secured by nonfarm nonresidential properties:
Loans secured by owner-occupied nonfarm nonresidential properties	1,902	1,935	0	1,181
Loans secured by other nonfarm nonresidential properties	0	948	0	250
Loans to depository institutions and acceptances of other banks	0	0	0	0
Commercial and industrial loans	1,029	482	18	304
Loans to individuals for household, family, and other personal expenditures:
Credit cards	1	0	0	0
Automobile loans	1	0	25	0
Other (includes revolving credit plans other than credit cards and other consumer loans)	113	0	68	8
Loans to foreign governments and official institutions	0	0	0	0
All other loans	106	0	143	0
Lease financing receivables	90	0	0	0
Debt securities and other assets (exclude other real estate owned and other repossessed assets)	0	0	0	0
Loans and leases reported in items above that are wholly or partially guaranteed by the U.S. Government, excluding loans and leases covered by loss-sharing agreements with the FDIC	0	0	0	0
Guaranteed portion of loans and leases included in item above, excluding rebooked “GNMA loans”	0	0	0	0
Rebooked “GNMA loans” that have been repurchased or are eligible for repurchase included in item above	0	0	0	0
Loans and leases reported in items above that are covered by loss-sharing agreements with the FDIC:
Loans secured by real estate:
Construction, land development, and other land loans:
1-4 family residential construction loans	0	0	0	0
Other construction loans and all land development and other land loans	0	1,665	0	0

Consolidated Report of Condition
December 31, 2013

Past Due and Nonaccrual Loans, Leases, and Other Assets

	Prior Year - 2012		Current Year - 2013
Dollar Amounts in Thousands	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Secured by farmland	0	0	0	0
Secured by 1-4 family residential properties:
Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	0	0	0	0
Closed-end loans secured by 1-4 family residential properties:
Secured by first liens	404	339	0	501
Secured by junior liens	0	0	0	57
Secured by multifamily (5 or more) residential properties	0	0	0	0
Secured by nonfarm nonresidential properties:
Loans secured by owner-occupied nonfarm nonresidential properties	1,806	1,900	0	1,153
Loans secured by other nonfarm nonresidential properties	0	948	0	79
Commercial and industrial loans	0	0	0	0

Loans to individuals for household, family, and other personal expenditures:
Credit cards	0	0	0	0
Automobile loans	0	0	0	0
Other (includes revolving credit plans other than credit cards and other consumer loans)	0	0	0	0
All other loans and all leases	0	0	0	0
Itemize the past due and nonaccrual amounts:
Loans to depository institutions and acceptances of other banks	0	0	0	0
Loans to foreign governments and official institutions	0	0	0	0
Other loans	0	0	0	0
The following item to be completed by:
• Banks with $300 million or more in total assets
• Banks with less than $300 million in total assets that have loans to finance agricultural production and others loans to farmers exceeding five percent of total loans
Loans to finance agricultural production and other loans to farmers included in item above	0	0	0	0
Lease financing receivables	0	0	0	0
Portion of covered loans and leases included in items above that is protected by FDIC loss-sharing agreements	1,860	4,557	0	1,638

Consolidated Report of Condition
December 31, 2013

Past Due and Nonaccrual Loans, Leases, and Other Assets

	Prior Year - 2012		Current Year - 2013
Memoranda Dollar Amounts in Thousands	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Loans restructured in troubled debt restructurings included in items above.
Construction, land development, and other land loans:
1-4 family residential construction loans	0	0	0	0
Other construction loans and all land development and other land loans	0	584	0	0
Loans secured by 1-4 family residential properties	121	99	0	144
Secured by multifamily (5 or more) residential properties	0	0	0	0
Secured by nonfarm nonresidential properties:
Loans secured by owner-occupied nonfarm nonresidential properties	0	1,529	0	655
Loans secured by other nonfarm nonresidential properties	0	924	0	79
Commercial and industrial loans	0	0	0	0
The following two items are to be complete by banks with $300 million or more in total assets:
To U.S. addressees (domicile)	0	0	0	0
To non-U.S. addressees (domicile)	0	0	0	0
All other loans (include loans to individuals for household, family, and other personal expenditures)	0	0	0	0
Itemize loan categories included in Item above that exceed 10% of total loans restructured in troubled debt restructurings that are past due 30 days or more or in nonaccural status:
Loans secured by farmland	0	0	0	0
Loans to depository institutions and acceptances of other banks	0	0	0	0
Loans to individuals for household, family, and other personal expenditures:
Credit cards	0	0	0	0
Automobile loans	0	0	0	0
Other (includes revolving credit plans other than credit cards and other consumer loans)	0	0	0	0
Loans to foreign governments and official institutions	0	0	0	0
Other loans	0	0	0	0
The following item is to be completed by:
• Banks with $300 million or more in total assets
• Banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans
Loans to finance agricultural production and other loans to farmers included in item above	0	0	0	0
Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in items above	0	0	0	0

Consolidated Report of Condition
December 31, 2013

Past Due and Nonaccrual Loans, Leases, and Other Assets

	Prior Year - 2012		Current Year - 2013
Memoranda Dollar Amounts in Thousands	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
The following four items are to be complete by banks with $300 million or more in total assets:
Loans secured by real estate to non-U.S. addressees (domicile) (included in items above)	0	0	0	0
Loans to and acceptances of foreign banks (included in items above)	0	0	0	0
Commercial and industrial loans to non-U.S. addressees (domicile) (included in items above)	0	0	0	0
Leases to individuals for household, family, and other personal expenditures (included in items above)	0	0	0	0
The following item is to be completed by:
• Banks with $300 million or more in total assets
• Banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans
Loans to finance agricultural production and other loans to farmers (included in items above)	106	0	143	0
Loans and leases held for sale and loans measured at fair value (included in items above):
Loans and leases held for sale	0	0	0	0
Loans measured at fair value:
Fair value	0	0	0	0
Unpaid principal balance	0	0	0	0
The following item is to be completed by banks with $300 million or more in total assets:
Derivative contracts:
Fair value of amounts carried as assets	0		0

Dollar Amounts in Thousands	Prior Year 2012	Current Year 2012
Additions to nonaccrual assets during the quarter	584	0
Nonaccrual assets sold during the quarter	0	0

	Prior Year - 2012		Current Year - 2013
Memoranda Dollar Amounts in Thousands	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Purchased credit-impaired loans accounted for in accordance with FASB ASC 310-30 (former AICPA Statement of Position 03-3):
Outstanding balance			0	0
Carrying amount in items above			0	0

2013 ANNUAL DISCLOSURE STATEMENT NOTICE OF AVAILABILITY

In accordance with Federal regulation, this bank will provide an Annual Disclosure Statement to our customers, shareholders, and the general public, upon request, containing the bank’s financial information for the last two years. This information will be updated annually and made available on or before March 31, 2014.

To request a copy

of the Annual Disclosure Statement, please contact:

Nathan Terry / Controller
806-322-2763
Herring Bank
2201 Civic Circle
Amarillo, TX 79109